As filed with the Securities and Exchange Commission on October 31, 2002

                                        Registration Statement No. 333-
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       STARTECH ENVIRONMENTAL CORPORATION
               (Exact name of registrant specified in its charter)

                              --------------------


                COLORADO                                         84-1286576
                --------                                         ----------
    (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                         Identification No.)


    15 Old Danbury Road, Suite 203,                                  06897-2525
          Wilton, Connecticut                                        (Zip Code)
(Address of Principal Executive Offices)


                       Startech Environmental Corporation
                             2000 Stock Option Plan
                            (Full title of the Plan)

                       Joseph S. Klimek, CEO and President
                       Startech Environmental Corporation
                         15 Old Danbury Road, Suite 203
                              Wilton, CT 06897-2525
                     (Name and address of agent for service)

                                 (203) 762-2499
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                               Peter Landau, Esq.
                      Foreht Last Landau Miller & Katz, LLP
                  415 Madison Avenue, New York, New York 10017
                                 (212) 935-8880






                                                CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
  Title of Securities to be      Amount to be    Proposed Maximum       Proposed Maximum                 Amount
         Registered              Registered      Offering Price            Aggregate                of Registration
                                                  Per Share (1)        Offering Price (1)               Fee (1)
------------------------------------------------------------------------------------- -----------------------------
Common Stock, no par value
per share, for issuance        1,000,000 Shares:
pursuant to Incentive Stock    267,000             $2.03                 $   542,010                   $ 49.86
Options and Non-Statutory      733,000             $1.80                 $ 1,319,400                   $121.38
Stock Options
------------------------------ ------------------------------------------------------------------------------------

Total                                                                                                  $171.24



(1) Estimated solely for purposes of calculating the registration fee on the basis of the product resulting from multiplying the sum of the number of shares of Common Stock registered as part of this Registration Statement as to which options have been granted under the Plan (267,000) by $2.03, the weighted average exercise price of such shares of Common Stock, and adding to such sum the product resulting from multiplying the number of additional shares of Common Stock registered as a part of this Registration Statement as to which options may be granted under the Plan (733,000) by $1.80, the average of the bid and ask prices of the shares of Common Stock on the NASDAQ Small Cap Market on October 28, 2002, as reported by the National Association of Securities Dealers Automated Quotation System.

                                     PART I
                     INFORMATION REQUIRED IN THE PROSPECTUS

A reoffer prospectus prepared in accordance with the requirements of Part I of Form S-3 is being filed with the Commission as part of this Registration Statement on Form S-8 (this "Registration Statement"). The information required by Part I of this Registration Statement will be sent or given to holders of Options in accordance with the provisions of Rule 428 (b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this Registration Statement.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference, as of their respective dates, in this Registration Statement:

(a) Annual Report on Form 10-K for the fiscal year ended October 31, 2001 (Commission File No. 0-25312);

(b) Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2002, April 30, 2002 and January 31, 2002;

(c) Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders of the Company held on March 5, 2002; and

(d) The description of the Company's Common Stock contained in the Registration Statement on Form 10 filed with the Commission on December 21, 1994.

In addition, all documents hereafter filed by Startech Environmental Corporation pursuant to Sections 13 (a), 13 (c), 14 or 15 (d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable (securities to be offered are registered under Section 12 of the Exchange Act).

Item 5.   Interests of Named Experts and Counsel

The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Foreht Last Landau Miller & Katz, LLP, New York, New York.

Item 6.   Indemnification of Directors and Officers

Article VII of Startech Environmental Corporation's Articles of Incorporation provides as follows:

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability to the corporation or to its shareholders for monetary damages for (i) any breach of the directors' duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7 - 5-114 of the Colorado Corporation code; or (iv) any transaction from which the director derived an improper benefit.

     If the Colorado Corporation Code is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code, as so amended.

     Any repeal or modification of the foregoing provisions of this Article by the shareholders of Startech shall not affect adversely any right or protection of a director of the Corporation in respect of any acts or omissions of a director occurring prior to the time of this repeal or modification.

     In addition, by separate agreement, Startech has indemnified its officers to the same extent as the directors are indemnified in the Articles of Incorporation.

     Insofar as indemnification arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to its Amended articles of Incorporation, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, the indemnification is against public policy as expressed in the act and is therefore unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person in connection with the securities being registered), the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether these indemnifications by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication.

Item 7.   Exemption from Registration Claimed

Any restricted securities to be offered or resold pursuant to this Registration Statement are exempt under Section 4 (2) of the Securities Act of 1933, as amended, as a non-public offering of securities.

Item 8.   Exhibits

The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

Item 9    Undertakings

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the registrant's By-Laws, Certificate of Incorporation, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnifications against public policy as expressed in the act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person in connection with the securities being registered), the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilton, State of Connecticut, on October 30, 2002.

                              Startech Environmental Corporation

                              By: /s/ Joseph S. Klimek
                                 ---------------------------------------------
                                 Joseph S. Klimek
                                 President, Chief Executive Officer and Director


POWER OF ATTORNEY KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph S. Klimek and Kevin M. Black, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                           TITLE                                               DATE
---------                           -----                                               ----

                                    President, Chief Executive                  October 30, 2002
/s/ Joseph S. Klimek                Officer and Director
---------------------------
Joseph S. Klimek

                                    Chief Financial Officer, Vice               October 30, 2002
/s/ Robert L. DeRochie              President Investor Relations and
--------------------------
Robert L. DeRochie                  Principal Financial Officer

                                    Sr. Vice President, General Counsel,        October 30, 2002
/s/ Kevin M. Black                  Secretary and Director
---------------------------
Kevin M. Black

/s/ Raymond Clark                   Director                                    October 30, 2002
---------------------------
Raymond Clark

                                      II-4



/s/ Brendan Kennedy                 Director                                    October 30, 2002
----------------------------
Brendan Kennedy

                                   Director                                               , 2002
----------------------------                                                    ---------
Joseph F. Longo


/s/ Richard M. Messina             Director                                     October 30, 2002
---------------------------
Richard M. Messina



                               INDEX TO EXHIBITS




Exhibit No.    Description
-----------    -----------

  4.1     2000 Stock Option Plan (1).

  5.1 Opinion of Foreht Last Landau Miller & Katz, LLP with respect to the legality of the securities being registered(2).

  23.1    Consent of Kostin Ruffkess & Company, LLC(2).

  23.2    Consent of Foreht Last Landau Miller & Katz, LLP (contained in
          Exhibit 5.1).

    24    Power of Attorney (See Power of Attorney in Registration Statement).

1        Previously filed as an exhibit to Registrant's Proxy Statement on
         Schedule 14A for the Annual Meeting of Stockholders of the Company held on February 25, 2000.

2        Filed herewith.

PROSPECTUS

                       STARTECH ENVIRONMENTAL CORPORATION

                        2,000,000 SHARES OF COMMON STOCK
                        UNDER THE 1995 STOCK OPTION PLAN

                        1,000,000 SHARES OF COMMON STOCK
                        UNDER THE 2000 STOCK OPTION PLAN

     All of the shares of common stock being sold in this offering are for the accounts of selling security holders. We will not receive proceeds from the sale of shares of common stock by the selling security holders. We will receive the exercise prices with respect to the exercise of all options under our 1995 Stock Plan and 2000 Stock Option Plan. See "Selling Security Holders".

     These sales may be made either at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices at the time of sale, or at negotiated prices.

     Our common stock is quoted on the NASDAQ Small Cap Market under the symbol STHK.

     On October 28, 2002 the last reported sales price of our common stock on the NASDAQ Small Cap Market was $1.80.

                                   -----------

     Investing in our common stock involves a high degree of risk.

     See "Risk Factors" beginning on page 4.

                                   -----------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.


                 The date of this Prospectus is October 31, 2002

                                TABLE OF CONTENTS
                                -----------------

                                                                          Page
                                                                          ----

Summary of Our Business.....................................................1

Risk Factors................................................................4
...................
Forward-Looking Statements.................................................12

How We Intend to Use Any Proceeds from this Offering.......................12

Selling Security Holders...................................................13

Plan of Distribution.......................................................14

Legal Matters..............................................................15

Experts....................................................................15

Where You Can Find More Information About Us...............................15

Incorporation of Certain Documents by Reference............................16

Commission's Position on Indemnification for Securities Act Liabilities....17

                             SUMMARY OF OUR BUSINESS

                                  Our Business

     Startech Environmental Corporation is an environmental and energy technology company whose core product, the Plasma Converter (essentially an electrochemical system), while safely destroying wastes, including hazardous wastes, converts those materials into useful and valuable commodity products. It does this economically, efficiently, with relatively few moving parts, and without combustion. The prime mover in the Plasma Converter process is the chemical dissociation (decomposition) of the feed materials after which the elemental components are reformed into useful commodities. The United States Environmental Protection Agency designates materials undergoing such a recycling process, even if they may have once been regarded as wastes, or hazardous wastes, as "feedstocks". We are dedicated to the production of waste minimization, resource recovery, and pollution prevention systems which process hazardous and non-hazardous organic and inorganic waste and by-products, and convert most into valuable commodity products.

     Our Plasma Converters are designed to replace incinerators that typically emit dioxins and hazardous ash. A 10,000 pound per day fully automated Plasma Converter System is available for demonstration at our Bristol, Connecticut Demonstration and Training Center.

                             Our Market Opportunity

     Our mission is to be a premier international solutions provider to customers with hazardous, infectious and otherwise highly toxic wastes using state-of-the-art plasma technology while producing environmentally benign, hydrogen-rich synthesis gas and a non-hazardous metallic/silica solid by-product.

     We believe that major changes in the world's view of waste remediation and energy production technologies create a substantial marketing opportunity for us. Driving demand for our plasma technology are:

     o Increases in waste, and in particular hazardous wastes, due to rising consumer/industrial demand and population growth in most nations.
     o Current waste disposal and remediation techniques such as landfills and incineration becoming regulatory, socially and environmentally unacceptable
     o A need for critical resources such as power and water to sustain local economies
     o The emphasis being placed upon the production of distributed power and the need to provide alternatives to fossil fuels

     Our core plasma technology addresses these waste and resource issues by offering remediation solutions that are integrated with a range of equipment solutions and services.

     In 2001, we expanded our product line to include StarCell(TM), a hydrogen separation technology that works in conjunction with our core product, the Plasma Converter, and provides an environmentally friendly renewable source of hydrogen power.


                                  Our Strategy

     Central to our growth strategy is the implementation of an expanded business model that allows us to maximize market penetration and reduce the barriers of entry, while optimizing revenue sources. To achieve that objective, we have identified four key marketing strategies that make up the overall model. They are:


1. Build Own Operate/Transfer of Ownership Projects: We are actively seeking to develop opportunities to own and operate Plasma Converter facilities in various markets. These projects are attractive where long-term agreements with guaranteed waste streams and high value processing and or disposal fees are contracted for and significantly increase ongoing revenue streams. The revenue generated by these types of projects has been shown to be up to ten times that realized from a straight equipment sale over the life of the project.

2. Joint-Development Projects: In a joint development project we will assume an equity position in return for a reduced purchase price on our equipment and associated engineering and management services. An additional advantage is that we receive the certainty of revenue from a direct sale along with the ability to realize future ongoing revenue from the operations of the sole source joint development company.

3. Equipment Sales: We will continue to be a direct seller of our products to customers who prefer to purchase, lease, and operate our equipment. We will sell or lease our Plasma Converter and associated equipment to a customer with no equity position in the project. However, we will offer Long Term Service Agreements to create residual or ongoing revenue in this area.

4. Engineering Services: This area will include testing and application engineering services for outside companies other than Plasma Converter customers, as well as material testing, waste analysis, and environmental processing solutions for Plasma Converter system customers.

                                   Our Company

     We were incorporated in Colorado on May 1, 1991, as Kapalua Acquisitions, Inc. At the time of our incorporation, we had no specified business plan, but were instead a blind pool whereby our common stock was sold to the public to provide us with capital to be used to investigate and acquire an interest in one or more business opportunities.

     On November 17, 1995, we acquired all of the capital stock of Startech Corporation, a private Connecticut corporation founded in 1994. We purchased all the outstanding stock in Startech Corporation for 4,000,000 shares of Kapalua common stock, which represented 80.5% of the outstanding capital stock of Kapalua after the acquisition. In January 1996, we changed our name to Startech Environmental Corporation.

     Our principal office is located at 15 Old Danbury Road, Suite 203, Wilton, Connecticut 06897-2525. Our telephone number at this office is (203) 762-2499, and our website is located at http//:www.startech.net. Information contained at our website is not part of this prospectus.

                                  RISK FACTORS

     You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. You should consider the following risk factors, together with the other information in this prospectus, when evaluating an investment in our common stock. If any of following risks occurs, our business, operations or financial condition would likely suffer. If that happens, the trading price of our common stock could decline and you may lose all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.


RISKS RELATED TO THE OPERATION OF OUR BUSINESS

We have only been an operating business for a short time and it may be difficult to evaluate our business and prospects

     While we were organized in May, 1991, we are still subject to all of the business risks associated with a new enterprise, including, but not limited to, risks of unforeseen capital requirements, failure of market acceptance, failure to establish business relationships, and competitive disadvantages as against larger and more established companies. The effect of any or all of these risks could affect the trading price of our common stock and you may lose all or part of your investment. We were considered a development stage company for accounting purposes until 1998 because we had not generated any material revenues to that date. Revenues from shipments and services began to be recognized in calendar 1998. Failure to obtain greater market acceptance for our technology will limit our ability to continue to grow our business, which will adversely affect the value of an investment in our company.

We have incurred losses, we anticipate continued losses and we may never achieve profitability

     If our revenues do not increase significantly or if the increase in our expenses is greater than expected, we will not achieve or sustain profitability or generate positive cash flow in the future. To date we have delivered and installed one Plasma Converter for the demonstration phase of a U. S. Army program in 1999, and one for commercial use in Japan that was delivered in August 2001 and installed in April, 2002. We had revenues of $1,069,441, $2,400,000, and $136,471 for each of the fiscal years ended October 31, 2000 and 2001, and the nine months ended July 31, 2002 and our net loss for each of these periods was $2,430,576, $2,298,480 and $3,168,575 respectively. We do not expect to generate any material revenues until after we successfully complete the manufacture and installation of a significant number of Plasma Converters. Our accumulated deficit at the end of these periods was $8,035,210, $10,560,879 and $13,751,352, respectively. We expect losses to increase as the result of increased expenses of approximately $500,000 over the next 6 months as we expand our marketing efforts and demonstrate our technology to customers. If we are unable to increase revenues and continue to operate at a loss the market price of our common stock will likely decline and decrease the value of your investment.

We have no experience on a large - scale commercial basis, which will limit sales and revenue

     We have never utilized the Plasma Converter under the conditions and in the volumes that will be required to be profitable nor has our Plasma Converter ever been utilized on a large-scale commercial basis. While we have demonstrated the Plasma Converter's ability to process and dissociate waste feedstocks and recover resources in pilot scale and industrial-sized Plasma Converters, this does not guarantee that the same or similar results could be obtained on a large-scale continuing commercial basis or on any specific project. Our success will depend in part upon our ability to design and build systems that handle more than ten tons of material per day and operate continuously. Our data and research to date support the fact that we will achieve results in the larger systems similar to those we have had in the smaller system we have manufactured and extensively tested. Based upon that belief we have designed and are quoting systems for sale of up to 100 tons per day. If the larger systems do not operate as we expect it will significantly limit sales and revenue, which in turn will lower the value of our common stock. If the results we expect are not achieved and further research and development cost is required to design, build and test these larger Plasma Converters that will also adversely affect our profitability, which will also reduce the value of your investment.

We are dependent on third parties for manufacturing key components which may cause delays in manufacturing and increase costs which could adversely affect future profitability

     We currently have our own manufacturing facility which is used for assembly and system testing. We currently rely upon third parties for manufacture of key components. This reliance on third parties makes us vulnerable to manufacturing delays and difficulties. Delays in the manufacturing of our products could subject us to lost sales or reduced profits.

     There are limited sources of supply for some Plasma Converter components. Business disruptions, financial difficulties of the manufacturer or suppliers, or raw material shortages could increase the cost of goods sold or reduce the availability of these components. In our development to date, we have been able to obtain adequate supplies of these key components. We expect to experience a rapid and substantial increase in our need for components if sales accelerate as expected. If we are unable to obtain a sufficient supply of required components, we could experience significant delays in manufacturing. This delay could result in the loss of orders and customers, and could affect our business, financial condition and results of operations. Although we plan to purchase inventories of these strategic components, we may still require alternative sources if we experience delays in obtaining them. If the cost of finished components were to increase, we may not be able to pass on price increases to our customers if we are to remain competitively priced. Increased costs without price increases would reduce profit, which in turn would reduce the value of your investment.

Our failure to achieve market acceptance of the Plasma Converter within our expanded business model approach would adversely affect our business

     The failure to achieve market acceptance for our Plasma Converter within our expanded business model would affect our profitability, future revenues, the market price of our common stock, and the success of our business. Many prospective users of the Plasma Converter have committed substantial resources to other forms of material processing treatments or technologies. Our growth and future financial performance will depend on our ability to demonstrate to prospective users the technical and economic advantages of the Plasma Converter over these alternatives. We may not be successful in this effort. Furthermore, it is possible that competing alternatives may actually have advantages over the Plasma Converter for certain industries or applications.

     We have also expanded our business to include market penetration strategies in which we have no previous experience. These strategies include build, own and operate facilities; build, own, and transfer facilities; and joint development projects. Although certain of our executives have individual experience in these areas we have not, as a company, developed projects of this type in the past.

We have been largely dependent on one customer for our revenues to date and failure to expand our customer base will make us vulnerable to substantial loss of revenues

     For the fiscal year ending October 31, 2001 100% of our revenues were derived from a contract with Eico Systems Corporation. If we cannot diversify our customer base and continue to rely on one customer, we will be vulnerable to a substantial decline in revenues if we do not continue to receive contracts from this customer. Such an event could cause a material and adverse effect on our business, operations and financial condition and the value of our common stock would decline substantially. The contract was for the delivery of a 10,000 pounds-per-day Plasma Converter to Eico Systems Corporation in Japan, for the processing of hazardous incinerator ash.

Our failure to obtain additional financing, if needed, would adversely affect our business results

     We may require additional financing to fund ongoing operations if our sales and revenue growth are insufficient to meet our operating costs. Our inability to obtain necessary capital or financing to fund these needs will adversely affect our ability to fund operations and continue as an ongoing concern. Financing for all of our activities have been provided by private sales of our securities. We believe our cash reserves, anticipated cash generated from operations and other potential sources of capital will be adequate to fund our operations up to a year. We may need additional funds to accelerate our manufacturing and marketing plans. Our inability to obtain necessary capital or financing to fund these needs could adversely affect our business, results of operations and financial condition. Additional financing may not be available when needed or may not be available on terms acceptable to us. If additional funds are raised by issuing equity securities, stockholders may incur dilution. If adequate funds are not available, we may be required to delay, scale back or eliminate one or more of our development programs or otherwise limit the development, manufacture or sale of Plasma Converters, which may affect our business, results of operations and financial condition and reduce the value of your investment.

We face risks associated with our plans to market and distribute our Plasma Converter domestically which would have a significant adverse effect on future profitability which is dependent on such sales

     We are marketing the Plasma Converter principally in international markets, including both industrialized and developing countries, and expect a significant portion of our future revenue to come from these sales. In fact, for the twelve months ended October 31, 2001, 100% of our sales were generated by sales outside the United States. If we are unable to expand our domestic marketing efforts beyond current levels our future expected profitability would be seriously reduced. Substantial risks still remain for us to market our product effectively in domestic markets. These risks include:

     o Political and economic instability. Many of our domestic initiatives involve local government support or funding. Sales to governments may have a long sales cycle. Any change in the political or economic climate during this sales cycle may prevent us from making an anticipated sale.
     o Difficulties in collecting accounts receivable. We are a small company with limited cash resources. It will be difficult for us to recover monies owed from a domestic customer if we are forced to take legal action.
     o Protecting intellectual property. The laws governing intellectual property may afford little or no effective protection for our intellectual property. Even if protected, litigation may result in substantial costs and diversion of resources.

     Any of these risks will reduce expected revenue and may prevent us from achieving or sustaining profitability. An inability to increase revenues or become profitable may reduce the market price of our common stock and the value of your investment.

We may acquire other companies, product lines or technology and our failure to integrate any such acquisition would have an adverse effect on our business

     As part of our growth strategy we may pursue acquisitions and investments that could provide complementary and competitive new technologies, products, or businesses. Future acquisitions or investments would involve the use of significant amounts of cash, potentially dilutive issuance of equity securities, incurrence of debt and other intangible assets.

In addition, acquisitions involve numerous risks, including:

     o difficulties in the assimilation of the operations, technologies, products and personnel of the acquired company
     o    the diversion of management's attention from other business concerns
     o risks of entering markets in which we have no or limited prior experience

     We currently have no commitments with respect to any acquisition or investment. If an acquisition or investment does occur and we cannot successfully integrate the business, product, technology, or personnel that we acquire, it would have a material adverse affect on our business, results of operations and financial condition. Any event that adversely affects our financial condition is likely to reduce the market price of our common stock.

We may be unable to find appropriate strategic alliances, which would adversely affect market penetration of the Plasma Converter

     We may be unable to find appropriate future strategic alliances in markets in which we have little experience, which could prevent us from bringing our products to these markets in a timely manner, or at all. If we do not enter into effective alliances, our products may not achieve this significant market penetration, which could lower the demand for and reduce market acceptance for the Plasma Converter, reducing our revenues and profitability. These strategic alliances may include cooperative agreements for sharing of information, cooperative marketing agreements, or other business relationships such as equity investments or joint ventures.

     We currently have several strategic alliances to assist in commercializing our Plasma Converter. Our current alliances are intended to facilitate our entry into the market place and accelerate the development and commercialization of our products, however to date none of our current alliances have resulted in any sales.

     The terms of these alliances may require us and our partners to share revenues and expenses from joint activities or for us to grant our partners licenses to manufacture, market, and sell our products. While the leveraging of our resources through these alliances may have a favorable effect on our financial condition the sharing of revenues may have a negative effect on our results of operations.

We have the potential risk of product liability which may subject us to litigation and related costs

     Our Plasma Converter systems will be utilized in a variety of industrial and other settings, and will be used to handle materials resulting from the user's generation of hazardous waste. The equipment will therefore be subject to risks of breakdowns and malfunctions, and it is possible that claims for personal injury and business losses arising out of these breakdowns and malfunctions will be made against us. Our product liability insurance may be insufficient to provide coverage against all claims, and claims may be made against us even if covered by our insurance policy for amounts substantially in excess of applicable policy limits. Such an event could have a material adverse effect on our business, financial condition and results of operations.

There are risks associated with our use of hazardous materials and our failure to control their use could result in substantial financial liabilities

     We use, generate and discharge toxic, volatile or otherwise hazardous chemicals and wastes in our research and development and manufacturing activities. Therefore, we are subject to a variety of federal, state and local government regulations related to the storage, use and disposal of those materials. Failure to comply with present or future regulations could result in an imposition of fines on us, suspension of production or a cessation of operations. We are not aware of any environmental investigation, proceeding or action by federal or state agencies involving any of our facilities. However, under federal and state statutes and regulations, a government agency may seek recovery and response costs from both operators and owners of property where releases of hazardous substances were committed by previous occupants of the property or have occurred or are ongoing. If we fail to control the use of, or to restrict adequately the discharge of, hazardous substances, we could be subject to substantial financial liabilities. Our business, financial condition and operating results could suffer a material adverse effect if costs resulting from these liabilities are not covered by insurance or exceed our coverage.

Failure to comply with government regulations will severely limit our sales opportunities and future revenue

     Failure to obtain operating permits, or otherwise to comply with federal and state regulatory requirements, could affect our abilities to market and sell the Plasma Converter and could substantially reduce the value of your investment and the market price of our common stock. We and our customers may be required to comply with a number of federal, state and local laws and regulations in the areas of safety, health and environmental controls, including without limitation, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act of 1970, which may require our prospective working partners or our customers to obtain permits or approvals to utilize the Plasma Converter and related equipment on job sites. In as much as we intend to market the Plasma Converter internationally, we will be required to comply with laws and regulations and, when applicable, obtain permits in those other countries.

We cannot be certain that:

     o    required permits and approvals will be obtained.
     o new environmental regulations will not be enacted or that if they are our customers and we can meet stricter standards of operation or obtain additional operating permits or approvals.

Failure to protect our intellectual property could adversely affect our brand and business

     The success and competitiveness of our product depends in part upon our ability to protect our current and future technology, manufacturing processes, and brand name through a combination of patent, trademark, trade secret and unfair competition laws and our failure to do so could seriously harm our business, financial condition and results of operations.

     Patent applications in the United States are maintained in secrecy until patents issue, and the publication of discoveries in the scientific literature tends to lag behind actual discoveries. Therefore, we cannot be guarantee that we will be the first creator of future inventions for which we seek patents or the first to file patent applications on any of our inventions. Patent applications filed in foreign countries are subject to laws, rules and procedures, which differ from those of the United States. We cannot be certain that:

     o    patents will be issued from future applications
     o any future patents will be sufficient in scope or strength to provide meaningful protection or any commercial advantage to us
     o foreign intellectual property laws will protect our intellectual property
     o others will not independently develop similar products, duplicate our products or design around any patents which may be issued to us

     We enter into confidentiality and non-disclosure of intellectual property agreements with our employees, consultants and many of our vendors and generally control access to and distribution of our proprietary information.

Notwithstanding these precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information without authorization or to develop similar information independently.

     Policing unauthorized use of intellectual property is difficult. The laws of other countries may afford little or no effective protection of our technology. We cannot assure you that the steps taken by us will prevent misappropriation of our technology. Misappropriation could have a material adverse effect on our brand and our business by causing us to lose customers and revenue opportunities. In addition, pursuing persons who might misappropriate our intellectual property could be costly and divert the attention of management from the operation of our business.

Our failure to keep pace with our competitors and technological changes may result in the loss of customers and revenue opportunities and seriously harm our business

     Other participants in the manufacture of systems for the processing and disposal of materials and wastes in both the private and public sectors include several large domestic and international companies and numerous small companies, many of who have substantially greater financial and other resources and more manufacturing marketing and sales experience than we do. As other technology evolves, the Plasma Converter may be rendered obsolete by one or more competing technologies. Any one or more competitors, or one or more other enterprises not presently known to us, may develop technologies which are superior to the Plasma Converter or other technologies utilized by us. To the extent that our competitors are able to offer more cost-effective technology alternatives, our ability to compete and sell our Plasma Converters could be materially and adversely affected and could cause a decline in the market price of our common stock.

Contracts with federal and state governments subject us to risks including termination and audit.

     Contracts with the United States government are subject to various risks, including the risk of termination at the convenience of the government. This type of contractual clause is included in all government contracts and allows the government to cancel a contract at anytime during the performance of the contract without any penalty. If cancelled for "convenience" the government must pay the costs of the contract up until that date and other reasonable costs related to its termination. Additionally, revenues from these potential relationships are subject to time-consuming audit procedures under various federal statutes. We intend to continue our policy of participating in selective research and sales opportunities involving federal and state governments.

We are dependent on key personnel and our business would be disrupted if we are unable to retain and expand our management team

     Due to the nature of our business, we are highly dependent on the continued service of, and on the ability to attract and retain, qualified engineering, technical, manufacturing, sales, marketing and senior management personnel. The loss of any key employees or principal members of management could have a material adverse effect on our business and operating results. In addition, if we are unable to hire additional qualified personnel as needed, we may not be able to adequately manage and implement our plans for expansion and growth. We may not be able to continue to attract and retain the qualified personnel necessary for the development of our business. Three of our executive officers,

Joseph S. Klimek, Kevin M. Black and Robert L. DeRochie are covered by employment agreements. Any other officer or employee of our company can terminate his or her relationship with us at any time. Our employment agreements with these executive officers and our employment arrangements with other executive officers and significant employees impose customary confidentiality and non-compete obligations and provide for the assignment to us of all rights to any technology developed by the employee during the time of his or her employment.

Certain current stockholders own a large portion of our voting stock which could influence decisions that would adversely affect other security holders

     Our officers, directors, and affiliates beneficially own or control approximately 28.0% of our outstanding common stock with one of our directors, Joseph F. Longo owning 21.0% of the common stock outstanding. These stockholders may be able to influence matters requiring stockholder approval and thereby, our management and affairs. Matters that typically require stockholder approval include:

     o    election of directors
     o    mergers or consolidations
     o    sales of all or substantially all of our assets

This concentration of ownership could delay or prevent another person or persons from acquiring control or causing a change in control, even if such change would increase the price of our common stock or the value of the company. Preventing a change in control in favorable circumstances may affect your ability to sell your securities at a higher price.

Our future operating results are likely to fluctuate which will likely cause volatility in our stock price

     Our quarterly and annual operating revenues, expenses, and operating results may fluctuate. They have varied widely in the past, and we expect they will continue to fluctuate in the future. Fluctuations in quarterly and annual results will also adversely impact management's ability to accurately project the available revenue necessary for growing our sales and revenue through internal funding. Because we have a limited operating history and our future operating results maybe below the expectations of securities analysts and investors, the market price of our common stock may decline.

We do not expect to pay cash dividends

     We have never declared or paid any cash dividends on our capital stock and we currently intend to retain any future earnings for use in the operation and expansion of our business.

     The terms of our preferred stock agreements prohibits us from paying cash dividends on the common stock unless and until all accumulated and unpaid dividends on the preferred stock have been paid.

Future sales of a significant number of shares of our common stock may have an adverse effect on our stock price

     There are currently available a large number of shares that are eligible for sale. The market price of our common stock could drop as a result of sales of a large number of shares of our common stock in the market after this offering, or the perception that such sales could occur. These factors also could make it more difficult for us to raise funds through future offerings of our common stock. All of the shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except for shares acquired by our "affiliates" as defined in Rule 144 of the Securities Act.

In addition future sales of our common stock may be made by:

     1. directors, officers and other stockholders under Rule 144 of the Securities Act;
     2.   holders of preferred stock who convert their shares into common stock
     3. holders of options or warrants who exercise them and purchase shares of common stock


                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that involve risks and uncertainties, which may include statements about our:

     o    business strategy
     o    expansion of our manufacturing capabilities
     o    plans for hiring additional personnel
     o    plans for entering into collaborative agreements
     o anticipated sources of funds, to fund our operations following the date of this prospectus
     o plans, objectives, expectations and intentions contained in this prospectus that are not historical fact

     When used in this prospectus, the words "expects," "anticipate," "intends," `plans," `believes," "seeks," "estimates," and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of reasons, including those discussed under "risks factors" and elsewhere in this prospectus. We assume no obligation to update any forward-looking statements.



              HOW WE INTEND TO USE ANY PROCEEDS FROM THIS OFFERING

     Selling security holders are making this offering and we will not receive any of the proceeds of these sales.

                            SELLING SECURITY HOLDERS

     Shares of our common stock eligible for sale pursuant to this prospectus or which may become eligible for sale pursuant to this prospectus whether or not the holders of these shares have any present intent to do so are shares which may be acquired from time to time, pursuant to the exercise of options under our 1995 Stock Option Plan and 2000 Stock Option Plan, by persons controlling us, such as our directors and officers. Selling security holders that are currently identifiable are named below. Additional selling security holders may be named in one or more supplements to this prospectus.

------------------------------------ ------------------------------------- ------------------------- ----------------- ------------
Name and Address of                  Number of Shares of Common            Number of Shares           Percentage       Percentage
Beneficial Owner(1)                   Stock Beneficially Owned             Offered for Resale        Beneficial        Beneficial
                                       Prior to Resale                     ------------------        Ownership         Ownership
                                                                                                     Before Resale     After Resale
                                                                                                     (2)               (2)
------------------------------------ ------------------------------------- ------------------------- ----------------- -----------
         Joseph Klimek (3)                     379,506                          340,000              3.58%               *
------------------------------------ -------------------------------- ------------------------------------------- ----------------
        Kevin M. Black (4)                     372,906                          330,000              3.52%               *
------------------------------------ -------------------------------- ------------------------------------------- ----------------
      Robert L. DeRochie (5)                   158,724                          115,000              1.53%               *
------------------------------------ -------------------------------- ------------------------------------------- ----------------
         Karl N. Hale (6)                       61,836                           60,000                *                 *
------------------------------------ -------------------------------- ------------------------------------------- ----------------
        Joseph F. Longo (7)                   2,179,898                         300,000              20.57%           17.74%
------------------------------------ -------------------------------- ------------------------------------------- ----------------

* Represents less than 1 percent of our outstanding common stock.


(1) c/o Startech Environmental Corporation, 15 Old Danbury Road, Suite 203, Wilton, CT 06897-2525.

(2) The beneficial ownership is calculated based on 10,254,220 shares of our common stock outstanding as of April 30, 2002. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. In computing the number of shares beneficial owned by a person in the first column and the percentage ownership of that person, shares of common stock subject options held by that person that were exercisable at or within 60 days of the date of this Prospectus, (a "currently exercisable option") are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each security holder named in the table has sole voting and investment power with respect to the shares set forth opposite such security holder's name.

(3) Includes 340,000 shares subject to currently exercisable options, 290,000 of which were granted under our 1995 Stock Option Plan and the remaining 50,000 of which were granted under our 2000 Stock Option Plan.

(4) Includes 40,906 shares held directly and 2,000 shares owned by his wife. He disclaims beneficial ownership in the shares held in the name of his wife. Also includes 330,000 shares subject to currently exercisable options, 290,000 of which were granted under our 1995 Stock Option Plan and the remaining 40,000 of which were granted under our 2000 Stock Option Plan.

(5) Includes 42,304 shares held directly and 1,420 shares held in the name of his children. He disclaims beneficial ownership in the shares held in the name of his children. Also includes 115,000 shares subject to currently exercisable options, 80,000 of which were granted under our 1995 Stock Option Plan and the remaining 35,000 of which were granted under our 2000 Stock Option Plan.

(6) Includes 60,000 shares subject to currently exercisable options, 35,000 of which were granted under our 1995 Stock Option Plan and the remaining 25,000 of which were granted under our 2000 Stock Option Plan.

(7) Includes 300,000 shares subject to currently exercisable options, 290,000 of which were granted under our 1995 Stock Option Plan and the remaining 10,000 of which were granted under our 2000 Stock Option Plan.

                              PLAN OF DISTRIBUTION


     All or a portion of the shares offered through this prospectus may be sold, from time to time, by or for the selling security holders in one or more transactions in the public market on the NASDAQ Small Cap Market, in privately negotiated transactions, or in a combination of those transactions. These sales may be made either at fixed prices which may be changed, at market prices prevailing at the time of sale on the NASDAQ Small Cap Market, at prices related to prevailing market prices at the time of sale, or at negotiated prices. The shares may be sold directly by the selling security holders, each acting as principal for his own account or may be sold through brokers, dealers or other agents designated from time to time by the selling security holders. These brokers, dealers or other agents may receive compensation in the form of customary brokerage commissions or concessions from the selling security holders or the purchasers of the shares. We anticipate that that there will be no underwriting commissions or discounts payable with respect to these transactions, other than brokers' commissions or fees customarily paid on these types of transactions, which commissions and fees will be borne by the selling security holders.

     Any shares of common stock that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

     The selling security holders and any broker-dealers or agents that participate with the selling security holders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit received by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the shares may not simultaneously engage in market-making activities with respect to our common stock for a period of one business day prior to the commencement of that distribution. In addition, each selling security holder will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, including, Regulation M, which provisions may limit the timing of purchases and sales of our common stock by the selling security holders. All of these things may limit the marketability of the shares.

     To our knowledge no underwriting arrangements have been entered into by the selling security holders with respect to the shares as of the date of this prospectus. If we are notified by a selling security holder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a block trade, special offering or secondary distribution, or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, disclosing (a) the name of each selling security holder and of the participating broker or dealer, (b) the number of shares involved, (c) the price at which the shares were sold, (d) the commissions paid or the discounts or concessions allowed to the broker or dealer, where applicable, (e) that the broker or dealer did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (f) other facts material to the transaction.

     To the extent required, we will use our best efforts to file, during any period in which offers or sales are being made, one or more supplements to this prospectus to describe any material information concerning the plan of distribution not previously disclosed in this prospectus or any material change to that information in this prospectus.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold in those jurisdictions only through registered or licensed brokers or dealers.

     We will pay all expenses to register the shares, but all brokerage commissions and other expenses incurred by individual selling security holders will be paid by them. There is no assurance that any of the selling security holders will sell any or all of the shares offered through this prospectus.

                                  LEGAL MATTERS

     The validity of the securities offered hereby is being passed upon for us by Foreht Last Landau Miller & Katz, L.L.P., New York, New York.

                                     EXPERTS

     Our financial statements as of October 31, 2001, and for each of the three years in the period ended October 31, 2001, incorporated in this prospectus by reference to our Annual Report on Form l0-K for the year ended October 31, 2001, have been incorporated in reliance on the report of Kostin, Ruffkess & Company, LLC, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.

                  WHERE CAN YOU FIND MORE INFORMATION ABOUT US

     We have filed with the Securities and Exchange Commission in Washington, D.C. a registration statement on Form S-8 under the Securities Act with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement. For further information about our securities, and us you should refer to the registration statement and to the exhibits and schedules filed with it. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are intended to set forth the material information regarding these contracts, agreements, or other documents. You should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. Anyone may inspect a copy of the registration statement without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of all or any portion of the registration statement by writing to the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, and paying prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC- 0300. In addition, the SEC maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding our statements that we electronically file with the SEC.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and therefore we file reports, proxy statements and other information with the Commission. You can inspect and copy the reports, proxy statements and other information that we file at the public reference facilities maintained by the Commission at the Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 233 Broadway, New York, New York 10279 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can also obtain copies of these materials from the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also makes electronic filings publicly available on its Web site within 24 hours of acceptance.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents which we have filed with the Commission are incorporated by reference into this prospectus:

     (a) Our annual report on Form 10-K for the fiscal year ended October 31, 2001(filed on January 25, 2002);

     (b) Our quarterly reports on Form 10-Q for the quarters ended January 31, 2002 (filed on March 15, 2002), April 30, 2002 (filed June 14, 2002), and July 31, 2002 (filed September 13, 2002);

     (c) Our proxy statement with respect to our 2002 Annual Meeting of Stockholders held on March 5, 2002 (filed on February 8, 2002); and

     (d) The description of our common stock contained in our registration statement on Form 10, dated December 21, 1994 (Commission File No. 0-25312), including all amendments and reports filed for the purpose of updating such description.

     All documents that we have filed with the Commission pursuant to Section 13
(a), 13 (c), 14 or 15 (d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of these documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus, shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document, which also is or is deemed incorporated by reference in this prospectus, modifies, supersedes or replaces that statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

     We will provide without charge to each person to whom this prospectus is delivered, upon that person's written or oral request, a copy of any or all information incorporated by reference in this prospectus (other than exhibits to these documents unless such exhibits are specifically incorporated by reference to the information that this prospectus incorporates). Requests for copies should be directed to Robert L. DeRochie, Startech Environmental Corporation, 15 Old Danbury Road, Suite 203, Wilton, Connecticut 0687-2525. Our telephone number is (203) 762-2499.


                    COMMISSION'S POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                            INFORMATION DOCUMENT FOR
                                STOCK OPTION PLAN


                       STARTECH ENVIRONMENTAL CORPORATION

                        1,000,000 SHARES OF COMMON STOCK
                        UNDER THE 2000 STOCK OPTION PLAN

     Participation in the Startech Environmental Corporation Stock Option Plan (the "Plan") is offered on the basis set forth herein to employees, including officers and directors who are employees and to consultants of Startech Environmental Corporation (the "Company") and its subsidiaries upon the terms and conditions of individual option agreements entered into pursuant to the Plan.

     Resales of shares of the Common Stock, no par value, of the Company (the "Common Stock") acquired pursuant to options under the Plan may only be made pursuant to a reoffer Prospectus (the "Reoffer Prospectus") and resales made by "affiliates" of the Company are subject to certain restrictions under the Securities Act of 1933, as amended (the "Securities Act"). See "Resale of Shares by Affiliates".

     The Common Stock of the Company is traded on the NASDAQ - Small Cap Market under the symbol "STHK".

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
         THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         The date of this Plan Information Document is October 25, 2002.

                              AVAILABLE INFORMATION


     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, at 7 World Trade Center, New York, New York, 10048, and at 5757 Wilshire Boulevard, Los Angeles, California 90024. Copies of such material also may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates.

     A Reoffer Prospectus with respect to the reoffer and resale from time to time of shares of the Company's Common Stock acquired pursuant to options under the Plan has been filed with the Commission on Form S-8 (the "Registration Statement") pursuant to the Securities Act.

     The information called for by Part I of the Registration Statement is contained herein and will be sent or given to each employee (as that term is defined in General Instruction 1.(a) of Form S-8) in accordance with the provisions of Rule 428 (b) (1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the Note to Part I of Form S-8, this information has not been filed with or included in the Registration Statement.

THIS INFORMATION DOCUMENT FOR STOCK OPTION PLAN ("PLAN INFORMATION DOCUMENT") TOGETHER WITH THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE IS INTENDED TO CONSTITUTE A SECTION 10(a) PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.


     This Plan Information Document does not contain all the information set forth in the Registration Statement filed with the Commission. For further information with respect to the Company and the securities covered hereby, reference is made to the Registration Statement, including the exhibits thereto filed as a part thereof. The Company will provide without charge to each person to whom this Plan Information Document is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Registration Statement (other than exhibits to such documents) as well as copies of the Reoffer Prospectus. Such requests should be directed to Startech Environmental Corporation, 15 Old Danbury Road, Wilton, Connecticut 06897-2525, Attention; Robert L. DeRochie, Chief Financial Officer and Vice President of Investor Relations. The telephone number is (203) 762-2499.

     The delivery of this Plan Information Document at any time does not imply that the information herein is correct as of any time subsequent to the date of this Plan Information Document. Statements contained in this Plan Information Document as to the provisions of the Plan, and the individual option agreements are not necessarily complete, and in each instance reference is made to the copy of the Plan which appears as Appendix A hereto, and each such statement in this Plan Information Document, is qualified in all respects by such reference.

                                TABLE OF CONTENTS


         Available Information................................................1

         Introduction.........................................................4

         The Plan.............................................................5

                  Purpose of the Plan.........................................5
                  Eligibility.................................................5
                  Securities Subject to the Plan..............................6
                  Terms and Conditions of Incentive Options...................6
                  Incentive Options Outstanding...............................6
                  Terms and Conditions of Nonqualified Options................6
                  Nonqualified Options Outstanding............................7
                  Certain Adjustments in Options under the Plan...............7
                  Federal Income Tax Consequences for U.S. Individuals........7
                  Administration of the Plan..................................8
                  Terms and Conditions of Incentive Option Agreements.........8
                  Terms and Conditions of the Nonqualified Option Agreements.11
                  Repricing of Options.......................................13
                  Amendment of the Plan......................................13

         Resale of Shares by Affiliates......................................14

         Reports to Shareholders and Option Holders..........................14

         Exhibit A  -   Copy of the Plan

                                  INTRODUCTION


     The Company has filed a Registration Statement (the "Registration Statement") with the Commission under the Securities Act for the registration of 1,000,000 shares of Common Stock, no par value, which have been, or may hereafter be purchased pursuant to the exercise of: qualified stock options (the "Incentive Options), or non-statutory options (the "Nonqualified Options") granted to certain employees and to consultants who regularly perform services for the Company, pursuant to the Plan. The shares of Common Stock which may be purchased pursuant to the exercise of the Incentive Options and the Nonqualified Options are collectively referred to herein as the "Shares." The Incentive Options and the Nonqualified Options are collectively referred to herein as the "Options."

                                    THE PLAN


Purpose of the Plan

     The Plan was adopted by the Company's Board of Directors on January 24, 2000 and approved by the stockholders of the Company in February 2000. The Plan was effective as of January 24, 2000 and terminates on January 23, 2010.

     The purpose of the Plan is to motivate and provide an incentive for officers and employees of the Company, its subsidiaries or certain other affiliated companies, as well as consultants who provide services to the Company, its subsidiaries or certain other affiliated companies, to exert their best efforts on behalf of the Company by enabling and encouraging such individuals to acquire a financial interest in the business, encouraging their continued service, and promoting the interests of the Company and all its shareholders. In addition, the Plan is intended to permit the Company to compete with other companies offering similar plans in attracting and retaining the services of key employees. Options granted pursuant to the Plan may be either incentive stock options (the "Incentive Options") or non-statutory stock options (the "Nonqualified Options").

     The full text of the Plan is annexed hereto as Appendix A.

Administration of the Plan

     See "The Plan - Administration of the Plan".

Federal Income Tax Consequences for U.S. Individual Taxpayers

     See "The Plan - Federal Income Tax Consequences for U.S. Individual Taxpayers".

Eligibility

     Options may be granted under the Plan to persons, including officers, directors and other key employees who are regularly employed on a full-time basis by the Company or its subsidiaries, and to consultants who regularly perform services for the Company or its subsidiaries; provided, however, that consultants are only eligible to receive grants of Nonqualified Options. Options also may be granted to certain former employees or consultants of the Company or its subsidiaries, who are employed or provide consulting services to companies affiliated with the Company or its subsidiaries, provided that the Company owns at least twenty percent (20%) of the voting stock or capital of any such affiliated company (an "Affiliated Company"). The Optionees are selected from time to time by a committee established by the Board of Directors of the Company (the "Committee") from among those eligible and within the limits of the Plan.

     The Committee determines the number of shares subject to each Option, sets the time or times when the Options will be granted, determines the time when the Options may be exercised, sets the duration of each Option, the cancellation of any Option (with the consent of the holder of the Option) and establishes the purchase price of the shares.

Securities Subject to the Plan

     The Shares subject to the Incentive Options and the Nonqualified Options are shares of Common Stock of the Company (collectively the "Options"), and the total number of such shares for which Options may be granted under the Plan may not exceed in the aggregate 1,000,000 shares of Common Stock, subject to certain adjustments for stock dividends, stock splits or other recapitalization events, as provided in the Plan. If any outstanding Option under the Plan expires or is terminated for any reason before the exercise of all shares of Common Stock available thereunder, the number of shares of Common Stock allocable to the unexercised portion are again available for issuance under the Plan within the above limits.

Terms and Conditions of Incentive Options

     No Incentive Option may be granted except pursuant to a written agreement (the "Incentive Option Agreement") delivered to the Optionee and conforming with the Plan.

     The Plan provides that the purchase price of an Incentive Option shall be at least 100% of the fair market value of the shares of the Company's Common Stock on the date of grant (110%) with respect to shareholders holding more than 10% of the Company's outstanding shares) and may be paid for in cash, by cashless exercise, or by delivering other shares of the Company's Common Stock that have been owned by an Optionee for at least six months. The Incentive Options are not transferable, other than by Will or the Law of Descent and Distribution, and there is a limitation on the aggregate market value of Common Stock with respect to which Incentive Options are first exercisable in any calendar year. The term of each Incentive Option granted under the Plan is determined by the Committee, but in no event may such term exceed ten years.

Incentive Options Outstanding

     The number of Incentive Options Outstanding as of the end of the Company's most recent quarterly period and other relevant information with respect thereto is set forth in Appendix B.

Terms and Conditions of Nonqualified Options

     No Nonqualified Option may be granted except pursuant to a written agreement (the "Nonqualified Option Agreement") delivered to the Optionee and conforming with the Plan.

     The Plan provides that the purchase price under each Nonqualified Option, which may be paid for in cash, by cashless exercise, or by delivering other shares of the Company's Common Stock that have been owned by an Optionee for at least six months, shall be at least 100% of the fair market value of the shares of the Company's Common Stock as of the date of the grant. The Nonqualified Options are not transferable, except to members of an Optionee's immediate family, or to a trust or family partnership whose beneficiaries are members of an Optionee's immediate family, or to certain qualified charitable organizations. Nonqualified Options may also be transferred by Will or the Law of Descent and Distribution. The term of each Nonqualified Option granted under the Plan may not exceed fifteen years.

Nonqualified Options Outstanding

     The number of Nonqualified Options outstanding as of the end of the Company's most recent quarterly period and other relevant information with respect thereto is set forth in Appendix C.

Certain Adjustments in Options under the Plan

     All Incentive Options and Nonqualified Options issued pursuant to the Plan shall be subject to adjustment in the event of a recapitalization, merger or similar event as follows:

     (a) In the event there is a change in reclassification, subdivision or combination of stock dividend on or exchange of stock or other securities of the Company for the outstanding Common Stock, or other similar event, the maximum number and class of shares subject to Incentive Options and Nonqualified Options theretofore granted under the Plan and the price per share payable upon exercise of such Options shall be appropriately adjusted by the Committee or the Board, whose determination shall be conclusive.

     (b) If, prior to the expiration of any Option granted under the Plan, there shall be a merger, consolidation, acquisition or other reorganization of the Company, the Committee or the Board shall make such adjustment, if any, as it deems appropriate in the number of shares of Common Stock available for Options as well as the number of shares of Common Stock subject to any outstanding Option and the price per share payable upon exercise of such Options.

Federal Income Tax Consequences for U.S. Individuals

     The Plan is not a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Code and is not an "employee benefit plan" subject to the provisions of the Employee Retirement Income Security Act of 1974.

     The following analysis does not take into account the applicability of any state income tax laws, which would depend upon the state of the domicile of the employee.

     In the case of Incentive Options granted pursuant to the Plan, the Optionee does not recognize taxable income nor does the Company receive a federal income tax deduction at the time an Option is granted. When the Optionee disposes of the stock purchased through exercise of the Incentive Option, any resulting gain is considered long-term capital gain for federal income tax purposes, provided the stock in question is not disposed of sooner than one year after the date on which the Option was exercised, or sooner than two years after the Incentive Option in question was granted. At the time an Incentive Option is exercised, the excess of the fair market value of the stock, determined at the time of exercise, over the exercise price, is an item of tax preference, which may require payment of an alternative minimum tax. An individual will be liable for the alternative minimum tax only to the extent that the amount of such tax exceeds the liability for regular federal income tax.

     In the case of Nonqualified Options granted pursuant to the Plan, the Optionee does not recognize taxable income nor does the Company receive a federal income tax deduction at the time a Nonqualified Option is granted. At the time a Nonqualified Option is exercised, the Optionee recognizes ordinary taxable income in the amount of the excess of the fair market value of the shares of stock over the exercise price. At the time the Optionee sells the stock purchased pursuant to a Nonqualified Option, the Optionee recognizes capital gain or capital loss in the amount of the difference between the selling price of the shares in question and the Optionee's federal income tax basis for the shares.

     Optionees, who are U.S. taxpayers, may elect to satisfy federal, state and local income tax liabilities relating to the Options, by electing to have the Company withhold shares of Common Stock, upon exercise.

     It is recommended that an Optionee consult with a knowledgeable tax advisor prior to the exercise of his Option or the sale prior to the exercise of his Option or the sale of shares acquired through the exercise of an Option.

Administration of the Plan

     The Committee administers and interprets the Plan, the Incentive Options and the Nonqualified Options.

     The Committee may, from time to time, issue orders or adopt resolutions, not inconsistent with the provisions of the Plan, to interpret the provisions and supervise the administration of the Plan. All determinations shall be made by an affirmative vote of a majority of the members of the Committee at a meeting called for such purpose, or reduced to writing and signed by a majority of the members of the Committee. All decisions made by the Committee in selecting Optionees, establishing the number of shares and terms applicable to each Option, and in construing the provisions of the Plan shall be final, conclusive, and binding on all persons including the Company, the Board of Directors, officers, shareholders, employees, and Optionees.

Terms and Conditions of Incentive Option Agreements

     Option Agreements shall be in such form as the Committee shall from time to time determine. Unless the Committee otherwise determines, Incentive Option Agreements shall comply with and be subject to the following terms and conditions:

(a) Medium and Time of Payment. The Option price shall be payable in United States dollars, in full, upon the exercise of the Option, unless the Optionee elects a cashless exercise, in which case payment is due no later than the close of business on the fourth business day after exercise. Payment must be paid in cash or by delivering shares of the Company's Common Stock that have been owned by an Optionee for at least six months.

(b) Number of Shares. The Option Agreement shall state the total number of shares of Common Stock subject to the Option to which it pertains.

(c) Option Price. Subject to the provisions of paragraph (l) below with respect to ten percent shareholders, the Option price shall be at least the fair market value of the shares subject to the Option on the date of the grant of the Option.

(d) Term of Option. Subject to the provisions of paragraph (l) below with respect to ten percent shareholders, the term of any Incentive Option shall expire before the tenth anniversary of the grant of the Option.

(e) Date Options Granted. No Incentive Option shall be granted after January, 23, 2010.

(f) Date of Exercise. Each Option Agreement shall state when and to what extent the Option may be exercised, and an Option may be made exercisable in whole or in part at any time and from time to time within the term of the Options, subject to the limitation of paragraph (g) below concerning termination of employment and such other limitations as the Committee may impose.

(g) Termination of Employment. Subject to the right of the Committee, in its sole discretion, at the time of grant of an Option or later (if consented to by the Optionee), to establish different terms and conditions, if an Optionee's employment with the Company is terminated, any Options to the extent theretofore unexercised shall be treated as follows:

     (1) Regular Termination of Employment. All unvested Options are immediately forfeited and any remaining vested Options will continue to be exercisable until the earlier of (i) the expiration of three (3) months after the date on which the Optionee's employment by the Company is terminated, which shall include a reduction of the Company's interest in any Affiliated Company to less than 20% or the transfer of the Optionee's employment to any entity in which the interest of the Company is less than 20%, but shall not apply to any termination by reason of death, disability, or Change in Control of the Company or (ii) the expiration date of such Options.

     (2) Termination upon Retirement. All Options held less than 12 months are immediately forfeited and all other Options become immediately vested and continue to be exercisable for the remainder of the terms of such Options.

     (3) Termination upon Disability or Change in Control of the Company. All Options become immediately vested and continue to be exercisable for the remainder of the terms of such Options.

     (4) Termination upon Death. In the event of the Optionee's death while in the employ of the Company, all Options become immediately vested, and such Optionee's executors and administrators may exercise until the earlier of (i) 12 months following the date of death or (ii) the remainder of the term of such Options. In the event of the Optionee's death after termination of employment but prior to the expiration of any Options still exercisable, such Optionee's executors and administrators may exercise until the earlier of (i) 12 months following the date of death or (ii) the expiration date of such Options applicable on the date of the Optionee's death.

(h) Leaves of Absence. United States military and United States FMLA leaves of absence are not deemed a termination of employment and the Options of an Optionee who takes any such leaves of absence, shall continue to vest and be exercisable as provided in the relevant Option Agreements. If an Optionee takes a leave of absence for charitable service, the vesting and termination provisions of such Optionee's Options shall be in the Committee's discretion. In the event of any other leave of absence, unless otherwise determined in the Committee's discretion, all unvested Options will be immediately forfeited and any remaining vested Options will continue to be exercisable until the expiration of six months after the date on which the Optionee's leave of absence commenced.

(i) Nontransferability. No Incentive Option granted shall be transferable by the Optionee otherwise than by Will or the Law of Descent and Distribution; and an Incentive Option may be exercised during the Optionee's lifetime, only by him or his legal representative.

(j) Compliance with Securities Laws. The Company may postpone the delivery of any shares of Common Stock, if delivery would cause a violation of any applicable federal or state securities law, or any applicable listing requirements of the Nasdaq Small Cap Market. In addition, the shares of Common Stock when delivered may be subject to certain transfer restrictions, if necessary for compliance with applicable federal and state securities laws.

(k) Rights of a Shareholder. An Optionee shall have no rights as a shareholder with respect to shares covered by his Option until the date of the issuance of a certificate therefor to him and only after such shares are fully paid for.

(l) Ten Percent Shareholders. No Incentive Option shall be granted to individuals owning shares representing more than ten percent of the total combined voting power of all classes of stock of the Company unless the

     Option price per share shall be at least 110% of fair market value of the shares subject to the Option on the date of the grant of the Option, and the expiration date of such Option is not more than five years after the date granted.

(m) Limitation on Fair Market Value of Underlying Stock. The aggregate fair market value (determined at the time an Incentive Option is granted) of the stock as to which any employee may exercise an Incentive Option for the first time in any calendar year (under all incentive stock option plans of the Company or any parent or subsidiary of the Company) shall not exceed $100,000.

Terms and Conditions of Nonqualified Option Agreements

     Option Agreements shall be in such form as the Committee shall from time to time determine.

     Unless the Committee otherwise determines, Nonqualified Option Agreements shall comply with and be subject to the following terms and conditions:

(a) Medium and Time of Payment. The Option price shall be payable in United States dollars, in full, upon the exercise of the Option, unless the Optionee elects a cashless exercise, in which case payment is due no later than the close of business on the fourth business day after exercise. Payment must be paid in cash or by delivering shares of the Company's Common Stock that have been owned by an Optionee for at least six months.

(b) Number of Shares. The Option Agreement shall state the total number of shares of Common Stock subject to the Option to which it pertains.

(c) Option Price. The Option price shall be at least the fair market value of the shares subject to the Option on the date of the grant of the Option.

(d) Term of Option. The term of any Nonqualified Option shall expire before the fifteenth anniversary of the grant of the Option.

(e) Date Options Granted. No Nonqualified Option shall be granted after January, 23, 2010.

(f) Date of Exercise. Each Option Agreement shall state when and to what extent the Option may be exercised, and an Option may be made exercisable in whole or in part at any time and from time to time within the term of the Options, subject to the limitation of paragraph (g) below concerning termination of employment and such other limitations as the Committee may impose.

(g) Termination of Employment. Subject to the right of the Committee, in its sole discretion, at the time of grant of an Option or later (if consented to by the Optionee), to establish different terms and conditions, if an Optionee's employment with the Company is terminated, any Options to the extent theretofore unexercised shall be treated as follows:

     (1) Regular Termination of Employment. All unvested Options are immediately forfeited and any remaining vested Options will continue to be exercisable until the earlier of (i) the expiration of three (3) months after the date on which the Optionee's employment by the Company is terminated, which shall include a reduction of the Company's interest in any Affiliated Company to less than 20% or the transfer of the Optionee's employment to any entity in which the interest of the Company is less than 20%, but shall not apply to any termination by reason of death, disability, or Change in Control of the Company or (ii) the expiration date of such Options.

     (2) Termination upon Retirement. All Options held less than 12 months are immediately forfeited and all other Options become immediately vested and continue to be exercisable for the remainder of the terms of such Options.

     (3) Termination upon Disability or Change in Control of the Company. All Options become immediately vested and continue to be exercisable for the remainder of the terms of such Options.

     (4) Termination upon Death. In the event of the Optionee's death while in the employ of the Company, all Options become immediately vested, and such Optionee's executors and administrators may exercise until the earlier of (i) 12 months following the date of death or (ii) the remainder of the term of such Options. In the event of the Optionee's death after termination of employment but prior to the expiration of any Options still exercisable, such Optionee's executors and administrators may exercise until the earlier of (i) 12 months following the date of death or (ii) the expiration date of such Options applicable on the date of the Optionee's death.

(h) Leaves of Absence. United States military and United States FMLA leaves of absence are not deemed a termination of employment and the Options of an Optionee who takes any such leaves of absence, shall continue to vest and be exercisable as provided in the relevant Option Agreements. If an Optionee takes a leave of absence for charitable service, the vesting and termination provisions of his Options shall be in the Committee's discretion. In the event of any other leave of absence, unless otherwise determined in the Committee's discretion, all unvested Options will be immediately forfeited and any remaining vested Options will continue to be exercisable until the expiration of six months after the date on which the Optionee's leave of absence commenced.

(i) Limited Transferability. No Nonqualified Option granted shall be transferable by an Optionee except (i) to a member of his immediate family or to a trust or family partnership whose beneficiaries are members of his immediate family, or to a qualified charitable organization or (ii) by Will or the Law of Descent and Distribution.

(j) Compliance with Securities Laws. The Company may postpone the delivery of any shares of Common Stock, if delivery would cause a violation of any applicable federal or state securities law, or any applicable listing requirements of the Nasdaq Small Cap Market. In addition, the shares of Common Stock when delivered may be subject to certain transfer restrictions, if necessary for compliance with applicable federal and state securities laws.

(k) Rights of a Shareholder. An Optionee shall have no rights as a shareholder with respect to shares covered by his Option until the date of the issuance of a certificate therefor to him and only after such shares are fully paid for.

(l) Non-Statutory Option. Nonqualified Options are not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

Repricing of Options

     The Board has the authority, at any time, with the consent of an Optionee, to cancel any of his outstanding Options and grant new Options in substitution of the cancelled Options, for the same or a different number of shares of Common Stock, and at exercise prices that may be lower or higher than the exercise price of the cancelled Options.

Amendment of the Plan

     In general, the Board or the Committee may terminate or suspend the Plan, in whole or in part. The Board or the Committee may also make such modifications or amendments to the Plan as it shall deem advisable; or in order to conform to any change in any law or regulation applicable thereto; or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Option; provided, however, that the Board or the Committee may not, without further approval by the Company's shareholders, increase the maximum number of shares as to which Options may be granted under the Plan. The Board or the Committee may also limit the applicability or inapplicability of amendments solely to Optionees who are officers, directors or ten percent shareholders of the Company. No termination, modification, or amendment of any Option may, without the consent of an Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such Optionee under such Option, unless the Committee determines that such amendment or modification is in the best interest of the holders of the outstanding Options affected thereby.

                         RESALE OF SHARES BY AFFILIATES

     Any shares of the Company purchased upon the exercise of Options may be resold freely, except that any Optionee deemed to be an "affiliate" of the Company, within the meaning of that term under the Securities Act and the rules and regulations promulgated thereunder, may only sell shares of Common Stock acquired upon the exercise of Options subject to the amount of securities to be sold by the Reoffer Prospectus being limited to the amount specified in Rule 144(e) of the Securities Act which allows them to: sell, within any three-month period, up to the number shares that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock of the Company and (ii) the average weekly trading volume during the four calendar weeks preceding the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker.

     An employee who is not an executive officer or director of the Company generally will not be deemed to be an "affiliate" of the Company. In addition, the acquisition of shares of Common Stock by officers or directors of the Company through the exercise of Options will generally not be considered a "purchase", but the sale thereof will generally be considered a "sale" for purposes of Section 16(b) of the Securities Act.

                   REPORTS TO SHAREHOLDERS AND OPTION HOLDERS

         The Company will furnish persons holding shares of Common Stock or Options under the Plan with annual reports containing audited consolidated financial statements, quarterly reports for the first three quarters of its fiscal year containing unaudited consolidated financial statements, proxy statements and other communications distributed to its shareholders, generally.

                                                                       EXHIBIT A



                       STARTECH ENVIRONMENTAL CORPORATION
                             2000 STOCK OPTION PLAN